Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Legal Opinions and Experts” and “Experts” and to the use of our report dated June 6, 2012, in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Preferred and Income Term Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-181125).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

June 19, 2012